EUOKO, INC. (formerly VITA EQUITY INC.) AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 (UNAUDITED)

EUOKO, INC (formerly VITA EQUITY INC.) AND SUBSIDIARIES

CONTENTS

PAGE	1	CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 2007 (UNAUDITED)

PAGE	2	CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 (UNAUDITED)

PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Financial Information

On December 17, 2007, Euoko, Inc. (formerly Vita Equity Inc.) (“Euoko”) entered into a share purchase agreement with CMMG Finance Inc, (“CMMG”) a Canadian Corporation to purchase all of the issued and outstanding shares of Hewitt-Vevey Pharma Sciences Ltd. (formerly WhiteRX Laboratories Inc.), (“HVPS”) a Canadian corporation. HVPS is a developmental stage company that plans to research, develop, market and distribute scientifically advanced skin treatments.

Hewitt-Vevey Pharma Sciences Ltd. was incorporated on May 22, 2007 as WhiteRX Laboratories Inc. On October 15, 2007 the Company changed its name to Hewitt-Vevey Pharma Sciences Ltd. The Company’s primary business activity is intended to be the research, development, marketing and distribution of scientifically advanced skin treatments. The Company intends to sell its product line through varied distribution channels in the North American, European and Middle Eastern markets, as well globally through an internally operated multicurrency and multilingual website which has yet to be developed.

Effective with the agreement, CMMG sold 100 (One Hundred) of the issued and outstanding shares in the capital of HVPS, representing 100% of all issued and outstanding shares in the capital of HVPS, for the purchase price of $50,000 and upon the terms and conditions set within the agreement to Euoko.

The Pro Forma Unaudited Financial Statements have been prepared by management of Euoko in order to present consolidated financial position and results of operations of Euoko and HVPS as if the acquisition had occurred as of September 30, 2007 for the pro forma condensed balance sheet and to give effect to the acquisition, as if the transaction had taken place at January 1, 2007 for the pro forma condensed consolidated statement of losses for the nine months ended September 30, 2007.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Euoko, Inc.(including notes thereto).

EUOKO, INC. (formerly VITA EQUITY INC.) AND SUBSIDIARY
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2007

		Hewitt-Vevey
		Pharma		Pro Forma	Pro Forma
	Euoko, Inc.	Sciences Ltd.		Adjustments	Consolidated

ASSETS

CURRENT ASSETS
Cash	$114,346	$-	(1)	(50,000)	$64,346
Sales tax receivable	-	74			74
Assets related to discontinued operations:
Accounts receivable, trade	-	-			-
Accounts receivable, related party	2,320	-			2,320
Investment	-	-	(1)	50,000	-
Goodwill	-	-	(2)	52,951	52,951

Total Assets	$116,666	$74		$2,951	$119,691

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$5,960	$1,845			$7,805
Due to stockholder	45,395	-			45,395
Due to director	-	1,180			1,180
Liabilities related to discontinued operations:
Accounts payable	12,677	-			12,677

Total liabilities	64,032	3,025		-	67,057

STOCKHOLDERS’ EQUITY

Preferred stock, $.001 par value, 100,000,000 shares
authorized, none issued and outstanding
Commons stock, $.001 par value, 130,000,000 shares
authorized, 35,100,000 shares issued and outstanding
at September 30, 2007	13,948	92	(2)	(92)	13,948
Additional paid in capital	170,352	-			170,352
Deficit	(139,654)	(2,773)	(2)	2,773	(139,654)
Accumulated other comprehensive income	7,988	(270)	(2)	270	7,988
Total stockholders’ equity	52,634	(2,951)		2,951	52,634

Total liabilities and stockholders’ equity	$116,666	$74		$2,951	$119,691

EUOKO, INC. (formerly VITA EQUITY INC.) AND SUBSIDIARY
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS FOR THE NINE
MONTHS ENDED SEPTEMBER 30, 2007 (UNAUDITED)

		Hewitt-Vevey
		Pharma	Pro Forma	Pro Forma
	Euoko, Inc.	Sciences Ltd.	Adjustments	Consolidated

REVENUES	$-	$-		$-

OPERATING EXPENSES	72,317	2,773		75,090

LOSS from continuing operations	(72,317)	(2,773)		(75,090)

LOSS from discontinued operations	(53,549)	-		(53,549)

PRO FORMA NET LOSS	(125,866)	(2,773)		(128,639)

Other comprehensive loss, foreign currency translation adjustments	(1,742)	(270)		(2,012)

COMPRHENSIVE LOSS	$(127,608)	$(3,043)	-	$(130,651)

Net loss per share, basic and diluted				$(0.003)

Weighted average shares outstanding, basic and diluted				35,100,000

EUOKO, INC. (formerly VITA EQUITY INC.) AND SUBSIDIARY
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

The Pro Forma Unaudited Financial Statmeents have been prepared in order to present consolidated financial position and results of operations of Euoko and HVPS as if the acquisition had occurred as of September 30, 2007 for the pro forma condensed consolidated balance sheet, and to give effect to the acquisition of HVPS as if the transaction had taken place at January 1, 2007 for the pro forma condensed consolidated statement of income for the nine months ended September 30, 2007.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of September 30, 2007.

(1) To record the payment to CMMG Finance Inc for all outstanding shares of HVPS

(2) To eliminate the accumulated deficit and capital structure of HVPS and to record the Goodwill from the purchase.